SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549


                                       FORM 8-K

                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported) - August 17, 1999
                                                          ---------------


                               AMERICAN ECO CORPORATION
     ----------------------------------------------------------------------

                 (Exact name of registrant as specified in its charter)


   Ontario, Canada                    0-10621                  52-1742490
----------------------          -------------------         -------------------
(State or other jurisdiction   (Commission File Number)    (IRS Employer
  of Incorporation)                                         Identification No.)


          154 University Avenue,  Toronto, Ontario              M5H 3Y9
-------------------------------------------------------------------------------
          (Address of principal executive offices)           (zip code)


       Registrant's telephone number, including  area code  -  (416) 340-2727
                                                               --------------

                                  Not Applicable
-------------------------------------------------------------------------------
        (Former Name or Former Address, if changed since last report)

          Item 1.  Legal Proceedings
          --------------------------

                    On August 17, 1999, American Eco Corporation (the "Company") was notified that Pride International, Inc. ("Pride") had commenced an action against the Company and its wholly-owned subsidiary MM Industra Ltd. in the District Court of Harris County, Texas, arising out of Pride's interest in Petrodrill Offshore, Inc. ("Petrodrill"), a joint venture formed to construct and own offshore drilling rigs known as the Amethyst rigs. Two of these rigs were to be constructed at the shipyard of Davie Industries, Inc. ("Davie") in Quebec, Canada. As part of arrangements with Davie and its parent corporation, the Company had arranged for a C$10 million performance bond to be issued to Petrodrill, and Davie had subcontracted certain work to MM Industra.

                    Petrodrill was to make certain installment payments to MM Industra for the construction of the two rigs. The second installment of $32 million due on August 18, 1998 was not paid, and on August 28, 1998 MM Industra notified Petrodrill that it was in default and construction ceased. Over the next months discussions were held among the parties regarding their agreements, however no resolution was reached.

                    On July 28, 1999, the Company and MM Industra filed an Amended Statement of Claim in the Superior Court of Justice,
          Ontario, Canada, against Pride, Petrodrill and the issuer of the performance bonds seeking the release of the performance bonds to the Company, and inter alia, damages of $50 million from Pride and Petrodill, plus $32 million from Pride and Petrodrill for the default in the August 18, 1998 installment and $5 million which remains in an escrow account established for the first installment from Petrodrill to MM Industra, as well as the return of the unearned portion of the premium paid to the issuer of the bonds of approximately $1.4 million. The defendants have not yet answered or moved in this action.

                    The Texas action brought by Pride alleges that the Company and MM Industra made certain misrepresentations to Pride and also engaged in conduct to cause injury to Pride for which Pride with respect to its interest in the joint venture and is seeking actual damages of at least $200,000,000, plus exemplary damages and costs.

                    The Company intends to pursue vigorously its Ontario Canada action and to defend fully the Pride action in Houston, Texas as it believes that there is no merit to Pride's allegations.


          Item 7.  Financial Statements and Exhibits
          ------------------------------------------

          (c)  Exhibits.

               99   Press Release, dated August 20, 1999

                                  SIGNATURES


                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             AMERICAN ECO CORPORATION
                                             ------------------------
                                                (Registrant)


          Dated:  August 24, 1999            By: /s/ Michael  E. McGinnis
                                                -----------------------------
                                                    Michael E. McGinnis,
                                                    President